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                                                                   EXHIBIT 10.36


                              DIRECTOR'S AGREEMENT


     This Directors' Agreement ("Agreement") is made as of May 20, 1996 by and between Portola Packaging, Inc., a Delaware corporation ("PPI") and Jeffrey Pfeffer, a director of PPI ("Director").


                                 R E C I T A L S


     A. PPI desires to retain Director as a member of PPI's Board of Directors and Director desires to be so retained by PPI.

     B. PPI desires to retain Director as a member of PPI's Compensation Committee and Director desires to be so retained by PPI.

     C. PPI and Director wish to memorialize the monetary compensation to be provided by PPI to Director in exchange for his service as a director of PPI and as a member of PPI's Compensation Committee.


                                A G R E E M E N T


     NOW, THEREFORE, the parties mutually agree as follows:

     1. RETENTION AS DIRECTOR AND MEMBER OF COMPENSATION COMMITTEE. Upon the terms and conditions set forth in this Agreement, PPI retains Director as a member of its Board of


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Director's Agreement
Portola Packaging, Inc. / Jeffrey Pfeffer
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Directors and as a member of the Compensation Committee on an independent contractor basis and Director hereby accepts such retention. Subject to compliance with the terms and provisions of the Delaware General Corporation Law, either Director or PPI may terminate Director's retention as a director and as a member of the Compensation Committee of PPI hereunder at any time. Director acknowledges and understands that his retention as a director and a member of the Compensation Committee of PPI is at the sole and absolute discretion and election of the Board of Directors and stockholders of PPI and that there is no commitment on the part of PPI to retain Director hereunder for any fixed period of time.

     2.  COMPENSATION.
          2.1 So long as Director remains a director of PPI, PPI agrees to compensate Director by the payment of an annual retainer of Ten Thousand Dollars ($10,000) per fiscal year commencing May 1, 1996. This fee shall be payable in four (4) equal quarterly installments of Two Thousand Five Hundred Dollars ($2,500) each in arrears commencing with the fiscal quarter ending May 31, 1996 and on the expiration of each fiscal quarter thereafter as long as Director remains a director of PPI on the expiration of each such fiscal quarter. The retainer for the quarter ending May 31, 1996 shall be pro rated. In the event Director ceases to be a director of PPI at any time, Director shall no longer be entitled to any further payments from PPI but


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Director's Agreement
Portola Packaging, Inc. / Jeffrey Pfeffer
Page 3

shall receive a final retainer payment prorated to the date Director ceases to be a director. In addition to such annual retainer, PPI agrees to further compensate Director by the payment of a director's fee equal to Two Thousand Dollars ($2,000) for each meeting of PPI's Board of Directors actually attended by Director. Director shall be considered to have attended a Board of Director's meeting if Director is present at such meeting either in person or by conference telephone. PPI shall also reimburse Director for any and all reasonable out-of-pocket expenses incurred by Director in serving as a director hereunder including all reasonable out-of-pocket expenses incurred in attending meetings of PPI's Board of Directors. The maximum compensation payable to Director shall be Twenty-Two Thousand Dollars ($22,000) per fiscal year of PPI. In the event PPI holds less than six (6) Board of Directors' meetings in a fiscal year, Director shall be compensated for the Board of Directors' meetings he has attended in an aggregate amount equal to Twelve Thousand Dollars ($12,000) less Two Thousand Dollars ($2,000) for each Board of Directors meeting not attended by the Director in such fiscal year. Any of such amount not paid during the fiscal year shall be due thirty (30) days after the end of such fiscal year. If PPI has more than six (6) Board of Directors' meetings in a year, Director shall not be compensated for attending more than six (6) of such meetings at the rate of Two Thousand Dollars ($2,000) per meeting. Provided that Director has attended six (6) such meetings, he shall be entitled


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Director's Agreement
Portola Packaging, Inc. / Jeffrey Pfeffer
Page 4

to compensation of Twenty-Two Thousand Dollars ($22,000) for such fiscal year. All monetary compensation due by PPI to Director hereunder shall be paid as may be directed by Director from time to time.

     2.2 So long as Director remains a member of the Compensation Committee of PPI, PPI agrees to compensate Director by the payment of an annual retainer of Four Thousand Dollars ($4,000) per fiscal year commencing May 1, 1996. This fee shall be payable in four (4) equal quarterly installments of One Thousand Dollars ($1,000) each in arrears commencing with the fiscal quarter ending
May 31, 1996 and on the expiration of each fiscal quarter thereafter as long as Director remains a member of the Compensation Committee of PPI on the expiration of each such fiscal quarter. The retainer for the quarter ending May 31, 1996 shall be pro rated. In the event Director ceases to be a member of the Compensation Committee of PPI at any time, Director shall no longer be entitled to any further payments from PPI but shall receive a final retainer payment prorated to the date Director ceases to be a member of the Compensation Committee. PPI shall also reimburse Director for any and all reasonable out-of-pocket expenses incurred by Director in serving as a member of the Compensation Committee hereunder including all reasonable out-of-pocket expenses incurred in attending meetings of PPI's Compensation Committee. All monetary compensation due by PPI to Director hereunder shall be paid as may be directed by Director from time to time.


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Director's Agreement
Portola Packaging, Inc. / Jeffrey Pfeffer
Page 5

     3. NATURE OF RETENTION. Director is retained by PPI on an independent contractor basis. Nothing contained in this Agreement shall be construed to appoint Director as an agent or employee of PPI in any capacity or to authorize Director to represent or bind PPI in any way whatsoever. PPI and Director agree that director's duties pursuant to this Agreement shall be limited to acting as a Director of PPI and such duties as are incident or related thereto. Director agrees to advise any and all third parties that Director does not have any authority to represent or bind PPI in any way whatsoever. Director shall cause the timely payment of all federal, state and local income or similar taxes due as the result of any compensation paid to Director hereunder and shall indemnify and hold PPI harmless from and against any liability therefor.

     4.  MISCELLANEOUS.
          4.1 GOVERNING LAWS. IT IS THE INTENTION OF THE PARTIES HERETO THAT THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, U.S.A. (IRRESPECTIVE OF ITS CHOICE OF LAW PRINCIPALS) SHALL GOVERN THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE PARTIES.

     4.2 BINDING UPON SUCCESSORS. Each and all the covenants, terms, provisions and agreements contained in this Agreement


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Director's Agreement
Portola Packaging, Inc. / Jeffrey Pfeffer
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shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     4.3 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings.

     4.4 NOTICES. Whenever any party desires or is required to give any notice with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service, facsimile transmission (followed immediately by written notice in accordance with this Section) or sent postage prepaid by overnight courier or similar service addressed as follows:

     PPI:           Portola Packaging, Inc.
                    890 Faulstich Court
                    San Jose, CA  95112
                    Attn:  Chief Executive Officer

     DIRECTOR:      Mr. Jeffrey Pfeffer
                    Graduate School of Business
                    Stanford University
                    Stanford,CA  94305-5015

     Such communications shall be effective when they are received by the addressee, but if sent by courier service in the manner set forth above, they shall be effective two (2) days after being delivered to such courier. Any party may change its


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Director's Agreement
Portola Packaging, Inc. / Jeffrey Pfeffer
Page 7

address for such communication by giving an appropriate notice to the other party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

                                   DIRECTOR:

                                   /s/ Jeffrey Pfeffer
                                   ------------------------------
                                   Jeffrey Pfeffer

                                   PORTOLA PACKAGING, INC.


                                   By:  /s/ Jack L. Watts
                                        -------------------------
                                        Jack L. Watts,
                                        Chief Executive Officer